Exhibit 10.6

Translation

Supplementary Agreement

Landlord: Qingdao Ji Jia Electronics Co., Ltd

Address: Middle Kong Gang Road, Qing Huang Ling Industry Park, Chengyang District, Qingdao (now it’s changed to be Tie Qi Shan Road)

Legal Representative: Zhao Jia Hui

Lessee: Qingdao Viasystems Telecommunications Technology Co., Ltd

Address: Middle Kong Gang Road, Qing Huang Ling Industry Park, Chengyang District, Qingdao

(now it’s changed to be Tie Qi Shan Road)

Legal Representative: Daniel J. Weber

According to Lease Agreement signed on Jan 1st , 2012, Lessee proposed to extend lease of workshop due to operation need. Upon friendly negotiation, both parties concluded supplementary terms as following:

1.	The lease shall be extended for four months, that is from April 1, 2012 to July 31, 2012. After lease is expired and if Lessee won’t need to renew lease agreement, Lessee may require Landlord to give no more than one month to move out, that is to say last day of moving out is August 31, 2012.

2.	Rental is RMB11.667/m2/month, total is RMB100, 375/month (including workshop and surrounding space and channels, tax is included), four month of rentals is RMB401, 500 totally, Lessee shall make payment once off before April 5, 2012.

3.	Lessee shall pay cost of water, electricity and other daily cost to relevant departments according to actual consumable quantity. In order to handover leasehold smoothly, Lessee shall transfer account of water & electricity to Landlord on July 1, 2012, after which Lessee will pay the cost to Landlord upon invoice. Landlord shall not ask Lessee bear to other cost except stipulated herein.

4.	This Supplementary Agreement shall have the same effect as Lease Agreement; other affairs not stated herein shall be handled in accordance with terms of Lease Agreement.

Signature of both parties

Landlord:

Signed on April 1, 2012

Lessee:

Signed on April 1, 2012